Returning Capital to Shareholders February 13, 2012 Exhibit 99.2

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We are taking action to prudently return
cash to shareholders
CVR Energy announced today its Board of Directors approved a regular quarterly cash dividend of $0.08 per common share
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Dividend will be payable following the end of the first quarter
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Decision to initiate a regular quarterly dividend was reached after an extensive review of the company’s financial performance and confidence in its future prospects
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CVR Energy’s Board believes a regular dividend is consistent with its continuing commitment to deliver long term value for shareholders
CVR Energy intends to sell a portion of its investment in CVR Partners
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The net proceeds will be used to pay a special dividend to CVR Energy’s shareholders and to strengthen the company’s balance sheet
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Sizing broadly consistent with MLP offering precedent so that it can provide the greatest cash return to shareholders without significant negative impact on the market for CVR Partners
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The size, time and manner of the sale will be disclosed when the transaction is implemented
CVR Energy’s Board has evaluated various financial and structural alternatives and believes these actions offer the best opportunity to enhance returns for shareholders in a reasonable time frame with minimal execution risk or structural impediments
CVR Energy Declares Regular Quarterly Dividend and
Intends to Monetize a Portion of its Investment in CVR Partners

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This plan is focused on shareholder value
Institutes a regular quarterly dividend to benefit shareholders
Monetizes a portion of the CVR Partners stake after strong post-IPO performance
Returns a majority of the after-tax sale proceeds to CVR Energy shareholders via special dividend
Strengthens the balance sheet to better weather refining business cycles
Increases the float and liquidity of CVR Partners without introducing an unproven new equity security to the market
Our plan provides transparency and certainty of execution and will deliver additional immediate and long-term value to CVR Energy shareholders

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Delivering value to CVR Energy
shareholders
Note: Total return based on period from October 22, 2007 to February 10, 2012. CVI initial value based on IPO price of $19.00 per share. CVI total return compared to total return of refining peers:  ALJ, DK, HFC, TSO and WNR. Peer index equal weighted.
Source:  Capital IQ
Refiners relative total return performance
CVI Refining peers S&P 500
Since IPO
43% (34%) (2%)
3-year
357% 77% 73%
2-year
243% 160% 31%
1-year
44% 27% 4%
1-month
29% 23% 4%
Since IPO, CVR Energy is #1 in total return among refining peers and remains focused on creating value for shareholders
0
20
40
60
80
100
120
140
160
180
Oct-07 May-08 Nov -08 Jun -09 Dec-09 Jun -10 Jan -11 Jul -11 Feb-12
CVI Refining Peers Index S&P 500
(2%)
(34%)
43%

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CVR Partners has outperformed the Alerian
MLP index and fertilizer corporations
Note: Total return based on period from April 7, 2011 to February 10, 2012. CVR Partners initial value based on IPO price of $16.00 per unit. AMZX is based on the total return of the
Alerian MLP index. Corporate fertilizer index equal weighted and includes AGU, CF and YAR. Performance calculated using local currency returns.
Source:  Bloomberg, Capital IQ, Alerian
Total return of UAN vs. Alerian MLP index and fertilizer corporations
CVR Partners has provided a total return of 86% since IPO
60
80
100
120
140
160
180
200
220
Apr-11 May-11 Jun -11 Jul -11 Sep-11 Oct-11 Nov -11 Jan -12 Feb-12
CVR Partners AMZX Corporate Fertilizer Index
86%
10%
4%

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Your Board’s commitment to shareholders
Commitment to operational excellence
Commitment to building shareholder value in accordance with prudent capital allocation
Continuously evaluating opportunities and alternatives to enhance value for or return cash to shareholders
Transparency regarding our objectives
Identifying outcomes that deliver value to our shareholders on a risk-adjusted basis within reasonable timeframes
Meaningful return of capital within definitive time frame
Dividend signals our commitment to regularly return capital
Our decision came following a review of other alternatives, including a full spin-off of CVR Partners, but our plan:
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Provides greater certainty of shareholder return
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Rapidly delivers cash to our shareholders
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Maintains our ability to retain future cash and appreciation from CVR Partners distributions
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Does not create the uncertainties related to introducing a new security without true comparables
Our principles
Our announcement today is consistent with those principles

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Separating Refining and Fertilizer at this
time is not an optimal strategy
Tax-free separation is complex and requires corporate holding company for UAN units (UAN Holdco)
UAN Holdco would pay cash taxes on UAN distributions received, with an effective tax rate in excess of 40%
Separation is time consuming and exposes shareholders to more market risk
May require refinancing of existing CVR Energy’s debt at significant premiums over par
A Fertilizer separation has significant structural, execution and valuation risks compared with our plan
Structural and execution risks
Valuation risks
UAN Holdco’s valuation would be subject to significant uncertainty
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No true comparable companies
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UAN’s variable distribution policy makes valuation inherently more volatile than other corporate GP holding companies
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Unlike other corporate GP holding companies, there are no incentive distribution rights associated with
CVR Energy’s GP interest and no associated incremental cash flows
CVR Energy and its shareholders would receive no cash proceeds today and forego future cash and appreciation from UAN distributions and unit sales
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Potential impact on financial flexibility, ratings and cost of debt at CVR Energy
To create value for shareholders, post-spin entities must trade at multiples above current levels and closest peers

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We have a demonstrated track record of
creating shareholder value
Operational excellence and enhancements
– Increased total refining capacity and crude gathering
– Expanding UAN capacity
Improving financial strength
– Conservative leverage metrics led to Ba3 rating upgrade
– Tactical hedging and risk management
Willing to take action
– IPO of CVR Partners
– Accretive and synergistic acquisition of GWEC
– Instituting a regular quarterly dividend
– Selling a portion of CVR Partners interest
Our plan is consistent with our commitment to creating value through operating improvements, focused growth initiatives, conservative
capital management and structural actions